EXHIBIT 10.4

FIRST AMENDMENT TO

NEWELL RUBBERMAID INC. 2013 INCENTIVE PLAN

Newell Brands Inc. (the “Company”) hereby adopts this First Amendment (this “Amendment”) to the Newell Rubbermaid Inc. 2013 Incentive Plan (the “Plan”), effective as February 14, 2018 (the “Amendment Effective Date”). This Amendment will be effective as described herein.

WHEREAS, it is the desire of the Company to amend the Plan, effective as of the Amendment Effective Date, to specify that the Board has the discretion to accelerate the date as of which restrictions on Stock Units lapse in the event of termination of employment or service with the Company for Good Reason; and

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan for this purpose pursuant to Section 16 of the Plan without obtaining the approval of the Company’s stockholders.

NOW, THEREFORE, effective as of the Amendment Effective Date, the Board hereby amends the Plan as follows:

I.

Section 8.2(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“The restrictions to which the Stock Units awarded hereunder are subject shall lapse as set forth in the Stock Unit Agreement; provided that in the case of Stock Units granted to Participants who are Employees (other than Employees granted Stock Units in connection with their commencement of employment with the Company or a Subsidiary): (i) none of the restrictions that are based solely on the elapse of time shall lapse earlier than with respect to one-third (1/3) of the number of shares of Common Stock subject to the Award on each of the three succeeding anniversaries of the date of the grant of the Award and (ii) none of the restrictions that are based on the attainment of Performance Goals as described in Section 3.3 of the Plan shall lapse earlier than the first anniversary of the date of the grant of the Award. Notwithstanding the preceding sentence, the Board shall have the discretion to accelerate the date as of which the restrictions lapse in the event of an Employee’s termination of employment with the Company, or a Non-Employee Director’s termination of service on the Board, in each case, without Good Cause or for Good Reason, after giving consideration to Section 162(m) and Section 409A.”

II.

Except as amended by this Amendment, the Plan shall remain in full force and effect. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Plan.